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                          BUCKEYE CELLULOSE CORPORATION

                                       and

                          UNION PLANTERS NATIONAL BANK

                                  Rights Agent




                               FIRST AMENDMENT TO
                                RIGHTS AGREEMENT

                           Dated as of April 22, 1997

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                               FIRST AMENDMENT TO

                                RIGHTS AGREEMENT


         First Amendment to Rights Agreement ("Amendment") dated as of April 22, 1997, between Buckeye Cellulose Corporation, a Delaware corporation (the "Company") and Union Planters National Bank, a national banking corporation (the "Rights Agent").

                                    RECITALS

         The Company and the Rights Agent entered into that certain Rights Agreement dated as of November 17, 1995 ("Rights Agreement") and now desire to amend certain provisions of the Rights Agreement, as further set forth below, and all of the parties required by Section 26 of the Rights Agreement have consented to this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Amendment, the parties hereby agree as follows:

         Section I. Amendment of Section 1(d). The last paragraph of Section 1(d) of the Rights Agreement shall be deleted in its entirety, and the following shall be substituted in lieu thereof:

                      Notwithstanding   anything  in  this   Agreement   to  the
             contrary, for purposes of this Agreement, no Person is to be treated as "Beneficial Owner" of, or to "beneficially own," any securities owned by any other Person that is an Exempt Person, and no Exempt Person shall be treated as the "Beneficial Owner" of, or to "beneficially own" any securities owned by any other Person (other than an Associate of such Exempt Person).

         Section II. Amendment of Section 1(p). Section 1(p) of the Rights Agreement shall be deleted in its entirety, and the following shall be substituted in lieu thereof:

                   (p)"Exempt   Person"   means  (i)  the   Company,   (ii)  any
                      Subsidiary of the Company, (iii) Robert E. Cannon, his spouse or issue, any spouse of his issue, any trust of which Mr. Cannon, his spouse, his issue, any spouse of his issue, or any charity is a beneficiary, including without limitation, the Robert E. Cannon Grantor Retained Annuity Trust and the Kathryn Gracey Cannon Grantor Retained Annuity Trust, so long as such persons do not become the Beneficial Owners collectively of 45% or more of the Common Stock, (iv) any employee benefit plan of the Company or of any Subsidiary of the Company, and (v) any Person holding Common Stock for any such employee benefit plan or for employees of the Company or of any Subsidiary of the Company pursuant to the terms of any such employee benefit plan. For purposes of this paragraph, the term "issue" shall include adopted children.




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          Section III. Ratification. Except as amended by Sections I and II, the
Rights Agreement is hereby ratified and confirmed in all respects.


          Section IV. Counterparts. This Amendment may be executed in counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                          BUCKEYE CELLULOSE CORPORATION


                                          By:  /s/  DAVID B. FERRARO
                                             -------------------------------
                                                David B. Ferraro, President


                                          UNION PLANTERS NATIONAL BANK



                                          By:  /s/
                                             -------------------------------
                                          Title: